Exhibit 31.2

CERTIFICATIONS

Pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934, As

Amended, As Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Ben Zimmerman, certify that:

1.	I have reviewed Amendment No. 1 to this Annual Report on Form 10-K/A of GTJ REIT, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 11, 2016	/s/ Ben Zimmerman
Ben Zimmerman
Chief Financial Officer